Exhibit 20.6
Page 1 of 3

Navistar Financial 1995-B Owner Trust
For the Month of January 1996
Distribution Date of February 15, 1996

Original Pool Amount                  $454,499,683.43
Subsequent Receivables                 $70,451,789.39

Beginning Pool Balance                $486,431,505.52
Beginning Pool Factor                      0.9266219

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $12,160,675.77
  Interest Collected                    $4,102,936.61

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $316,658.03
Total Additional Deposits                 $316,658.03
Repos/Chargeoffs                          $562,958.34
Aggregate Number of Notes Charged Off             27

Total Available Funds                  $16,580,270.41
Ending Pool Balance                   $473,707,871.41
Ending Pool Factor                         0.9023841

Servicing Fee                             $405,359.59

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $26,871,775.48
  Target Percentage                              5.50%
  Target Balance                       $26,053,932.93
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                      $(817,842.55)
  Ending Balance                       $26,053,932.93

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,671,287.90    1,763
    31-60 days                             371,600.85      249
    60+ days                                48,806.13       47

    Total                                3,091,694.88    1,769

  Balances:
    60+ days                             1,584,516.56       47

Memo Item - Reserve Account
  Initial Deposit                      $26,753,732.80
  + Invest. Income                         118,042.68
  + Transfer to Collections Account              0.00
    Beginning Balance                  $26,871,775.48

Exhibit 20.6
Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Month of January 1996

                                                                   NOTES

                                      TOTAL           CLASS A-1       CLASS A-2         CLASS A-3       CERTIFICATES
Original
 Pool Amount Dist.:               $525,000,000.00  $122,300,000.00  $100,000,000.00  $284,325,000.00  $18,375,000.00
 Distribution Percentages                                  100.00%            0.00%            0.00%           0.00%
 Coupon                                                     5.750%           5.940%           6.050%          6.220%

Beginning Pool Balance            $486,431,505.52
Ending Pool Balance               $473,707,871.41
Collected Principal                $12,160,675.77
Collected Interest                  $4,102,936.61
Charge-Offs                           $562,958.34
Liquidation Proceeds/Recoveries       $316,658.03
Servicing                             $405,359.59
Cash Transfer from Reserve Acct             $0.00
  Total Collections Available
    for Debt Service               $16,174,910.82

Beginning Balance                 $486,431,505.52   $83,731,505.52  $100,000,000.00  $284,325,000.00  $18,375,000.00

Interest Due                        $2,424,929.09      $401,213.46      $495,000.00    $1,433,471.88      $95,243.75
Interest Paid                       $2,424,929.09      $401,213.46      $495,000.00    $1,433,471.88      $95,243.75
Principal Due                      $12,723,634.11   $12,723,634.11            $0.00            $0.00           $0.00
Principal Paid                     $12,723,634.11   $12,723,634.11            $0.00            $0.00           $0.00

Ending Balance                    $473,707,871.41   $71,007,871.41  $100,000,000.00  $284,325,000.00  $18,375,000.00
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                      0.5806           1.0000           1.0000          1.0000

Total Distributions                $15,148,563.20   $13,124,847.57      $495,000.00    $1,433,471.88      $95,243.75

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00           $0.00

Excess Servicing                    $1,026,347.62

Beginning Reserve Account Balance  $26,871,775.48
(Release)/Draw                       $(817,842.55)
Ending Reserve Account Balance     $26,053,932.93

Memo Item - Advances:
 Servicer Advances - Current Month     $611,687.39
 Total Outstanding Servicer Advances $3,746,441.00

Exhibit 20.6
Page 3 of 3

Navistar Financial 1995-B Owner Trust
For the Month of January 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                5               4               3                2              1
                             Oct 1995        Nov 1995        Dec 1995         Jan 1996        Feb 1996
Beg. Pool Balance        $454,499,683.43  $443,102,129.03  $501,525,322.41  $486,431,505.52
A) Loss Trigger:
Principal of Contracts
  Charged off                $200,500.99      $174,400.41      $330,454.47      $562,958.34
Recoveries                         $0.00            $0.00       $83,740.91      $316,658.03

Total Charged off
  (Months 5,4,3)             $705,355.87
Total Recoveries
  (Months 3,2,1)             $400,398.94
Net Loss/(Recoveries)
  for 3 Mos.                 $304,956.93(a)

Total Balance
  (Months 5,4,3)       $1,399,127,134.87(b)

Loss Ratio [(a/b)(12)]           0.2616%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                  $495,028.84    $1,240,193.33    $1,584,516.56
  As % of Beginning
    Pool Balance                                 0.11172%         0.24728%         0.32574%
  Three Month Average                            0.06119%         0.12322%         0.22825%

Trigger:
  Is Average> 2.0%                   No


Navistar Financial Corporation


by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer